UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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SUPER VISION INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

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SUPER VISION INTERNATIONAL, INC.

8210 Presidents Drive

Orlando, Florida 32809

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To Our Stockholders:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on February 13, 2007 the holders of a majority of the voting power of our outstanding Common Stock, Class A Common Stock and Class B Common Stock approved the following actions by written consent, in lieu of a meeting of stockholders:

(i) issuing an aggregate of 604,080 shares of the Company’s Class A Common Stock to the Kingstone Family Limited Partnership II (the “Partnership”), an entity controlled by Brett Kingstone, the Chairman of the Company’s Board of Directors, in exchange for all of the 483,264 outstanding shares of the Company’s Class B Common Stock, at a ratio of 1.25 shares of Class A Common Stock issued for each one share of Class B Common Stock redeemed (the “Exchange”). The Exchange will eliminate the disparity in voting rights between the Class B Common Stock, which is entitled to five votes per share and the Class A Common Stock, which is entitled to one vote per share. The stockholders, including the Partnership as the holder of all of the outstanding shares of the Company’s Class B Common Stock, took this action solely for the purposes of satisfying Nasdaq Marketplace rules, as more fully described in the accompanying Information Statement. We agreed to use our best efforts to solicit stockholder approval of the Exchange as a condition to consummating our December 2006 private placement of Class A Common Stock and warrants resulting in aggregate proceeds to us of $9,000,000 and net proceeds to us of approximately $8,350,000.

(ii) adopting resolutions authorizing us to amend our Certificate of Incorporation to:

(a) change our name from “Super Vision International, Inc.” to “Nexxus Lighting, Inc.” (the “Name Change Amendment”) and

(b) increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 and eliminate the Class B Common Stock (the “Capital Amendment”).

The stockholder actions by written consent were taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in the Information Statement have been obtained.

The Information Statement is being furnished to the holders of the Company’s Class A Common Stock (“Class A Common Stock”) and Class B Common Stock (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules thereunder solely for the purpose of informing our stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder written consents are expected to become effective twenty calendar days following the mailing of this Notice and the accompanying Information Statement, or as soon thereafter as is reasonably practicable.

These actions have been approved by the board of directors of the Company, the holders of a majority of the voting power of our outstanding Common Stock, Class A Common Stock and Class B Common Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of our Company at the close of business on February 2, 2007.

By order of the Board of Directors

Michael A. Bauer
February , 2007	President and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUPER VISION INTERNATIONAL, INC.

8210 PRESIDENTS DRIVE

ORLANDO, FLORIDA 32809

INFORMATION STATEMENT

General

This Information Statement is being sent to advise our stockholders of certain actions to be taken without a meeting upon the written consent of the holders of a majority of the voting power of our outstanding Common Stock, Class A Common Stock and Class B Common Stock. In this Information Statement, unless the context otherwise requires, “Super Vision,” “we,” “our,” “us,” the “Company” and similar expressions refer to Super Vision International, Inc., a Delaware corporation. Action will be taken upon the following matters:

(i) issuing an aggregate of 604,080 shares of the Company’s Class A Common Stock to the Kingstone Family Limited Partnership II (the “Partnership”), an entity controlled by Brett Kingstone, the Chairman of the Company’s Board of Directors, in exchange for all of the 483,264 outstanding shares of the Company’s Class B Common Stock, at a ratio of 1.25 shares of Class A Common Stock issued for each one share of Class B Common Stock redeemed (the “Exchange”). The Exchange will eliminate the disparity in voting rights between the Class B Common Stock, which is entitled to five votes per share and the Class A Common Stock, which is entitled to one vote per share. The stockholders, including the Partnership as the holder of all of the outstanding shares of the Company’s Class B Common Stock, took this action solely for the purposes of satisfying Nasdaq Marketplace rules, as more fully described below. We agreed to use our best efforts to solicit stockholder approval of the Exchange as a condition to consummating our December 2006 private placement of Class A Common Stock and warrants resulting in aggregate proceeds to us of $9,000,000 and net proceeds to us of approximately $8,350,000. (the “Private Placement”).

(ii) adopting a resolution authorizing us to amend our Certificate of Incorporation to:

(a) change our name from “Super Vision International, Inc.” to “Nexxus Lighting, Inc.” (the “Name Change Amendment”) and

(b) increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 and eliminate the Class B Common Stock (the “Capital Amendment”).

The date on which these actions will be taken is expected to be twenty calendar days after we send this Information Statement to our stockholders, or as soon thereafter as is reasonably practicable. You have the right to receive the enclosed Notice and this Information Statement if you were a stockholder of record of the Company at the close of business on February 2, 2007 (the “Record Date”). In accordance with Rule 14c-2 under the Exchange Act, the stockholder written consents will not become effective until at least twenty calendar days following the mailing of the enclosed Notice and this Information Statement.

This Information Statement is being mailed on or about February     , 2007 to the Company’s stockholders of record as of February 2, 2007. This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by the Delaware General Corporation Law.

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

The date of this Information Statement is February     , 2007.

The Action by Written Consent

The following stockholders, who together constitute the holders of a majority of the voting power of our outstanding Common Stock, Class A Common Stock and Class B Common Stock (collectively, the “Majority Stockholders”), have executed written consents approving the Exchange, the Name Change Amendment and the Capital Amendment as described herein (the “Written Consents”). The stockholders constituting the Majority Stockholders are the Kingstone Family Limited Partnership II, Potomac Capital Partners LP, Potomac Capital International Ltd, Pleiades Investment Partners – RLP, Todd A. Tumbleson IRA, Tebo Capital LLC Sep IRA, Mr. and Mrs. Todd A. Tumbleson, Tebo Partners II, LLC, Orion Capital Investments, LLC, J. Shawn Chalmers Revocable Trust UAD 8/13/96, the O. Gene Bicknell Revocable Trust, Martin C. Bicknell, Gregory H. Ekizian as Trustee for the Gregory H. Ekizian Revocable Trust, Kyle Krueger and Anne Krueger (Joint Tenants by the Entirety) dba Bayshore, Robert K. Green Trust under Restated Trust Agreement Dated August 7, 2002 and James H. McCroy, who together hold approximately 65% of the combined voting power of our outstanding Common Stock, approximately 51% of the voting power of our outstanding Class A Common Stock and all of the voting power of our outstanding Class B Common Stock. The Kingstone Family Limited Partnership II owns all of the outstanding Class B Common Stock of the Company and is controlled by Brett Kingstone, the Chairman of the Company’s Board of Directors. As of the date of this Information Statement, there were 6,580,740 shares of our Common Stock outstanding, consisting of 6,097,476 shares of Class A Common Stock and 483,264 shares of Class B Common Stock. No payment was made to any person or entity in consideration of their executing the Written Consents.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the voting power of the outstanding shares of Common Stock is required to approve the Exchange and the Name Change Amendment. Approval of the holders of at least a majority of the outstanding shares of Class A Common Stock and the holders of at least a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, is required to approve the Capital Amendment.

As of the Record Date, the Company had 6,580,740 shares of Common Stock outstanding and entitled to vote, consisting of 6,097,476 shares of Class A Common Stock and 483,264 shares of Class B Common Stock. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to five votes. On the Record Date, the Majority Stockholders beneficially owned, directly and indirectly, 3,115,243 shares of Common Stock, or approximately 51% of the Company’s outstanding Class A Common Stock and all of the 483,264 outstanding shares of the Company’s Class B Common Stock, representing approximately 65% of the combined voting power of Super Vision’s Common Stock, all of the voting power of the Class B Common Stock and approximately 51% of the voting power of the Class A Common Stock. Accordingly, the actions by written consent executed by the Majority Stockholders pursuant to Section 228 of the Delaware General Corporation Law are sufficient to approve the Exchange, the Name Change Amendment and the Capital Amendment and requires no further stockholder action.

Notice Pursuant to Section 228

Pursuant to Section 228 of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consents.

EXCHANGE OF CLASS B COMMON STOCK FOR CLASS A COMMON STOCK

Background

On December 7, 2006, we completed the sale of units consisting of an aggregate of 4,035,877 shares of our Class A Common Stock and warrants exercisable for an aggregate of 3,026,901 shares of our Class A Common Stock in a private placement resulting in gross proceeds to us of $9,000,000, and net proceeds to us of approximately $8,350,000. These sales were made pursuant to a common stock and warrant purchase agreement that was entered into with each of the accredited investors, pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

As a condition to consummating the Private Placement, we agreed to use our best efforts to solicit stockholder approval of the exchange of all of our 483,264 outstanding shares of Class B Common Stock for 604,080 shares of Class A Common Stock, at a ratio of 1.25 shares of Class A Common Stock issued for each one share of Class B Common Stock redeemed. There are no material differences between the Class A Common Stock and the Class B Common Stock, except that each share of Class A Common Stock entitles the holder to one vote and each share of Class B Common Stock entitles the holder to five votes. The Exchange was a condition to the Private Placement, and the Board of Directors has determined that consummating the Private Placement was critical to the Company’s ability to execute its current business plan. By redeeming all of the outstanding shares of Class B Common Stock, the Exchange eliminates the disparity in the voting rights between our Common Stock. The Board of Directors believes that eliminating the disparity in the voting rights between our Common Stock is in the best interests of Super Vision and its stockholders. The disparity in the voting rights between our Common Stock, as well as Mr. Kingstone’s beneficial ownership of all of the Class B Common Stock, could discourage a proxy contest or make it more difficult for a third party to effect a change in our management and control.

If the Exchange is not effected within 120 days after the closing date of the Private Placement, the Company is obligated to pay liquidated damage penalties to the investors in the Private Placement at the rate of 1% of the aggregate purchase price paid by each such investor for each 30-day period after the deadline during which the Exchange is not fully effected subject to an overall limit of 18 months of liquidated damages.

The Kingstone Family Limited Partnership II currently owns all of the outstanding shares of Class B Common Stock. The Partnership is controlled by Brett Kingstone, the Company’s Chairman of the Board of Directors, and the general partner of the Partnership. Pursuant to a Shareholder Agreement, dated as of November 30, 2006, between the Partnership and the Company (the “Shareholder Agreement”) the Partnership has agreed to promptly upon request of the Company exchange all of the shares of Class B Common Stock for shares of Class A Common Stock at a ratio of 1.25 shares of Class A Common Stock issued for each one share of Class B Common Stock redeemed.

The Board of Directors has approved the Shareholder Agreement and authorized the Company to redeem all of the 483,264 outstanding shares of Class B Common Stock in consideration of the issuance of 604,080 shares of Class A Common Stock, or approximately 9% of the outstanding Class A Common Stock after giving effect to the Exchange.

Issuance of shares of our Class A Common Stock in the Exchange will result in dilution to our existing stockholders, but will not otherwise materially affect our existing Class A common stockholders’ rights as stockholders.

Interests of Our Directors or Executive Officers in the Exchange

The Kingstone Family Limited Partnership II currently owns all of the outstanding shares of Class B Common Stock. The Partnership is controlled by Brett Kingstone. Mr. Kingstone is the Company’s Chairman of the Board of Directors. He also beneficially owns approximately 6% of the Company’s outstanding Class A Common Stock and 100% of the outstanding Class B Common Stock, with a combined total voting power of approximately 31%. After giving effect to the Exchange, Mr. Kingstone will beneficially own approximately 14% of the Company’s outstanding Common Stock.

Nasdaq Stockholder Approval Requirement

Our Class A Common Stock is traded on the Nasdaq Capital Market under the symbol SUPVA. Consequently, we are subject to the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc. Nasdaq Marketplace Rule 4350(i)(1)(A) provides, in pertinent part, that each issuer shall require shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, except as otherwise set forth in such rule. For purposes of Nasdaq Marketplace Rule 4350(i)(1)(A), Nasdaq generally considers any transaction where a director is issued common stock at a price which is less than the market value of the common stock a form of “equity compensation” requiring stockholder approval. Because each share of Class B Common Stock is being exchanged for 1.25 shares of Class A Common Stock, the Class A Common Stock issued in the Exchange may be issued at a discount to the market value of our Class A Common Stock.

Effective Date of Exchange

We have obtained stockholder approval of the Exchange by written consent and the Written Consents and the Exchange will become effective on the twentieth day following the date on which this Information Statement is first sent or given to our stockholders, or as soon thereafter as reasonably practicable.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO CHANGE COMPANY NAME

Background

The resolution adopted by our Majority Stockholders gives us the authority to amend our Certificate of Incorporation to change our name from “Super Vision International, Inc.” to “Nexxus Lighting, Inc.” We will amend Article I of our Certificate of Incorporation in its entirety to read as follows:

“ARTICLE I

NAME

The name of the corporation shall be Nexxus Lighting, Inc.”

Principal Reasons for the Name Change Amendment

We are changing our name in order to more accurately reflect the business activities of our Company in our name and build brand recognition. We believe that the new name will enhance our ability to differentiate ourselves in the marketplace, better reflect our products, and enable us to better implement our business plan. We believe the name change to Nexxus Lighting, Inc. further enhances our position in the lighting industry and brands us as a leading provider of solid-state LED and fiber optic lighting systems and controls used in commercial, architectural, signage, swimming pool and retail lighting applications. We believe that the name change will enable us to foster greater name recognition in the marketplace and allow us to take better advantage of our name in the marketing of our products and services. Accordingly, the Board of Directors has approved the amendment to our Certificate of Incorporation to change our name to Nexxus Lighting, Inc.

Our ticker symbol will change to NEXS. The currently outstanding stock certificates evidencing shares of our Class A Common Stock bearing the name “Super Vision International, Inc.” will continue to be valid and represent shares of our Common Stock following the name change. In the future, new certificates will be issued bearing our new name, but this will in no way effect the validity of your current stock certificates.

Effective Date of Amendment

The effectiveness of the Name Change Amendment is conditioned upon the filing of a Certificate of Amendment with the Secretary of State of Delaware. We anticipate the Name Change Amendment will become effective on the twentieth day following the date on which this Information Statement is first sent or given to our stockholders, or as soon thereafter as reasonably practicable.

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND ELIMINATE CLASS B

COMMON STOCK

Background

The resolution adopted by our Majority Stockholders gives us the authority to amend our Certificate of Incorporation to increase the number of authorized shares of our Common Stock, $0.001 par value per share, from 20,000,000 to 25,000,000 shares and to eliminate the Class B Common Stock. After the Exchange there will be no outstanding shares of Class B Common Stock. As of the Record Date, the Company had 6,580,740 shares of Common Stock outstanding and entitled to vote, consisting of 6,097,476 shares of Class A Common Stock and 483,264 shares of Class B Common Stock, and we had reserved an additional approximately 5,793,267 shares of Class A Common Stock for issuance upon the exercise of options, warrants and other rights to acquire our Class A Common Stock, including 604,080 shares to be issued in the Exchange.

Principal Reasons for the Capital Amendment

As a condition to consummating the Private Placement, we agreed to use our best efforts to solicit stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 20,000,000 to 25,000,000 shares. The increase in the authorized shares of our Common Stock from 20,000,000 to 25,000,000 shares was a condition to the Private Placement, and the Board of Directors has determined that consummating the Private Placement was critical to the Company’s ability to execute its current business plan.

We believe the current number of authorized but unissued shares of Common Stock may not be sufficient to enable us to respond to all of the potential business and financing opportunities that may present themselves in the future. Accordingly, our Board of Directors believes it is in the best interests of Super Vision and its stockholders to increase the number of authorized but unissued shares of our Common Stock. Our Board of Directors also believes that an increase in the number of authorized but unissued shares of our Common Stock will provide Super Vision with greater flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, strategic business relationships, and the solicitation and compensation of key personnel. The authorized shares of Common Stock in excess of those issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded.

We have no present understandings or agreements that will involve the issuance of capital stock except with respect to shares of Class A Common Stock to be issued in the Exchange, or reserved for issuance upon the exercise of options, warrants and other rights to acquire our Class A Common Stock as described above. However, we may engage in transactions, including financings and acquisitions, which could involve the issuance of capital stock. The Company may use a portion of the net proceeds from the Private Placement to fund part of the cost of selected acquisitions in the lighting industry that may be considered in the future. Financing for such acquisitions may come from several sources, including our existing cash on hand, the proceeds of the Private Placement, the incurrence of indebtedness or the issuance of additional common stock, preferred stock, debt (whether convertible or not) or other securities. The Company is not presently engaged in negotiating or effecting any acquisitions or similar transactions, nor do we have any present plans, proposals or understandings to issue any shares of our capital stock other than in the Exchange or upon the exercise of options, warrants and other rights to acquire our Class A Common Stock as described above. The Company has no arrangements or commitments with respect to potential acquisitions nor for the financing of any such acquisitions that may be considered in the future. Stockholders should note that no assurance can be given that any such transactions will occur.

The Capital Amendment will also eliminate the Class B Common Stock. The Board of Directors believes that it is in the best interests of the Company and its stockholders to eliminate the disparity in the voting rights between our Common Stock. After the Exchange, there will be no outstanding shares of Class B Common Stock. The disparity in the voting rights between our Common Stock, as well as Mr. Kingstone’s beneficial ownership of all of the Class B Common Stock, could discourage a proxy contest or make it more difficult for a third party to effect a change in our management and control.

Although the increase in the authorized number of shares of Common Stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of Common Stock could affect our stockholders in a number of respects, including by diluting the voting power of the then holders of our Common Stock, and by diluting the earnings per share and book value per share of outstanding shares of our Common Stock at such time. In addition, the issuance of additional shares of Common Stock, or shares of preferred stock or other securities that are convertible into, or exercisable for, Common Stock, could adversely affect the market price of our Common Stock. Our Board of Directors believes that it is in the best interest of Super Vision and its stockholders to have additional shares of Common Stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded). While we may consider issuing Common Stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the Company presently has no agreements or understanding with any person to effect any such issuance.

The Capital Amendment is not being done for the purpose of impeding any takeover attempt, and management is not aware of any person, entity or group who is acquiring or plans to acquire control of the Company. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of Common Stock without stockholder approval has potential utility as a device to discourage or impede a takeover of Super Vision. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make Super Vision unattractive to the party seeking control of the Company. This could have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

We have no present intention to use the increased authorized Common Stock for anti-takeover purposes, nor is the Capital Amendment in response to any effort by any person, entity or group to accumulate our stock or to obtain control of Super Vision by any means. The Capital Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our Certificate of Incorporation or our By-Laws as in effect on the date hereof. However, the issuance of additional shares of Common Stock or shares of preferred stock could increase the number of shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. The Board of Directors has no current intent to propose anti-takeover measures in future proxy solicitations.

Effect of the Capital Amendment

The Capital Amendment will increase the number of authorized shares of the Company’s Common Stock from 20,000,000 to 25,000,000 shares. The ownership percentages of the holders of the Company’s issued and outstanding Common Stock will not change as a result of the Capital Amendment.

The increase in the number of authorized shares of our Common Stock will permit the Board of Directors to issue authorized and unissued shares without further stockholder action (except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which our securities may be listed or traded). The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the then outstanding shares of our Common Stock. At this time, the Company does not have any specific agreements or arrangements to acquire any business or engage in any investment opportunity or otherwise to issue additional shares of the Company’s Common Stock.

Effective Date of the Amendment

The effectiveness of the Capital Amendment is conditioned upon the filing of a Certificate of Amendment with the Secretary of State of Delaware. We anticipate the Capital Amendment will become effective on the twentieth day following the date on which this Information Statement is first sent or given to our stockholders, or as soon thereafter as reasonably practicable.

INFORMATION ABOUT SUPER VISION COMMON STOCK OWNERSHIP

The following table shows, as of February 2, 2007, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding Common Stock of Super Vision, and (b) the Common Stock owned beneficially by Super Vision’s directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

	Shares Beneficially Owned (2)
	Number		Percent Ownership		Total Voting Power
Beneficial Owners (1)	Class A	Class B	Class A	Class B
Brett M. Kingstone(3)	363,887	483,264	5.6%	100%	31.3%
Kingstone Family Ltd Partnership II(4)	363,887	483,264	5.6%	100%	31.3%
Edgar Protiva(5)	32,498	—	*	—	*
Brian McCann(6)	34,000	—	*	—	*
Anthony Nicolosi(6)	20,000	—	*	—	*
Fritz Zeck(6)	24,000	—	*	—	*
Anthony T. Castor (6)	18,600	—	*	—	*
Michael Bauer (7)	131,250		2.1%	—	1.5%
Tebo Partners II, LLC, Tebo Capital, LLC and Todd A. Tumbleson(8)	777,020	—	12.0%	—	8.7%
Potomac Capital Partners LP(9)	710,359	—	11.1%	—	8.1%
Potomac Capital International Ltd(10)	492,590	—	7.8%	—	5.6%
Pleiades Investment Partners - RLP(11)	523,509	—	8.3%	—	6.0%
Gregory H. Ekizian as Trustee for the Gregory H. Ekizian Revocable Trust(12)	392,376	—	6.3%	—	4.5%
Kyle Krueger and Anne Krueger (Joint Tenants by the Entirety) dba Bayshore(13)	445,847	—	7.1%	—	5.1%
Michael J. Brown(14)	470,852	—	7.5%	—	5.4%
Joe C. Higday Revocable Trust, Joe C. Higday, TTEE DTD 5/20/04(15)	313,901	—	5.0%	—	3.6%
Orion Capital Investments, LLC(16)	612,565	—	9.6%	—	7.0%
J. Shawn Chalmers Revocable Trust UAD 8/13/96(17)	612,565	—	9.6%	—	7.0%
Robert K. Green Trust under Restated Trust Agreement Dated August 7, 2002(18)	392,376	—	6.3%	—	4.5%
James H. McCroy(19)	392,376	—	6.3%	—	4.5%
The O. Gene Bicknell Revocable Trust(20)	706,277	—	11.0%	—	8.0%
Martin C. Bicknell(21)	784,752	—	12.2%	—	8.9%
All executive officers and directors as a group (7 persons)(22)	624,235	483,264	9.3%	100%	6.8%

*	Represents a percentage of beneficial ownership that is less than 1%.
(1)	Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense. For example, you “beneficially” own Super Vision Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of February 2, 2007 was calculated based upon 6,580,740 outstanding shares, consisting of 6,097,476 shares of Class A Common Stock and 483,264 shares of Class B Common Stock.

(3)	This amount includes the following shares owned by the Kingstone Family Limited Partnership II, which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B Common Stock; (ii) 289,187 shares of Class A Common Stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) February 2, 2007 and (iii) 2,200 shares of Class A Common Stock. In addition, this amount includes 72,500 shares of Class A Common Stock which may be acquired by Mr. Kingstone upon the exercise of options granted pursuant to the Company’s stock option plans.
(4)	The Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. This amount includes the following shares owned by the Kingstone Family Limited Partnership II, which Mr. Kingstone controls: (i) 483,264 shares of Class B Common Stock; (ii) 289,187 shares of Class A Common Stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) February 2, 2007 and (iii) 2,200 shares of Class A Common Stock. In addition, this amount includes 72,500 shares of Class A Common Stock which may be acquired by Mr. Kingstone upon the exercise of options granted pursuant to the Company’s stock option plans.
(5)	This amount includes 1,498 shares of Class A Common Stock. The balance of 31,000 shares of Class A Common Stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of February 2, 2007, or that will become exercisable within 60 days after February 2, 2007.
(6)	All of these shares consist of Class A Common Stock that may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of February 2, 2007, or that will become exercisable within 60 days after February 2, 2007.
(7)	This amount includes 3,000 shares of Class A Common Stock. The balance of 128,250 shares of Class A Common Stock may be acquired upon the exercise of options that were exercisable as of February 2, 2007, or that will become exercisable within 60 days after February 2, 2007.
(8)	This amount includes 100,897 shares of Class A Common Stock and 75,673 shares issuable upon exercise of warrants directly owned by the Todd A. Tumbleson IRA (“Tumbleson IRA”) and 10,314 shares of Class A Common Stock and 7,735 shares issuable upon exercise of warrants directly owned by the Tebo Capital, LLC SEP IRA (“Tebo IRA”). Todd A. Tumbleson is the beneficial owner of the securities owned by the Tumbleson IRA and the Tebo IRA. In addition, this amount includes 300,000 shares issuable upon exercise of warrants owned directly by Todd A. Tumbleson. Based on a Schedule 13D filed with the Securities and Exchange Commission by Tebo Partners II, LLC (“Tebo Partners”), Tebo Capital, LLC (“Tebo Capital”) and Todd A. Tumbleson, as amended by Amendment No. 1 to Schedule 13D filed with the SEC on December 14, 2006, Tebo Capital is the sole manager of Tebo Partners and Todd A. Tumbleson is the sole member of Tebo Capital. By virtue of his control over Tebo Capital and Tebo Partners, Todd A. Tumbleson may be deemed to beneficially own all of the 250,369 shares of Class A common stock directly owned by Tebo Partners. Mr. Tumbleson also owns an additional 32,032 shares of class A common stock, jointly with his wife. The address of Tebo Partners II, LLC, Tebo Capital, LLC and Todd A. Tumbleson is 12516 Alhambra, Leawood, Kansas 66209.
(9)

Includes 304,440 shares of Class A Common Stock issuable upon exercise of warrants. Paul J. Solit is the natural person with voting and investment control over these shares. The address of Potomac Capital Partners LP is c/o Potomac Capital Management, 825 Third Avenue, 33rd Floor, New York, New York 10022.

(10)

Includes 211,110 shares of Class A Common Stock issuable upon exercise of warrants. Paul J. Solit is the natural person with voting and investment control over these shares. The address of Potomac Capital International Ltd is c/o Potomac Capital Management, 825 Third Avenue, 33rd Floor, New York, New York 10022.

(11)

Includes 224,361 shares of Class A Common Stock issuable upon exercise of warrants. Paul J. Solit is the natural person with voting and investment control over these shares. The address of Pleiades Investment Partners – RLP is c/o Potomac Capital Management, 825 Third Avenue, 33rd Floor, New York, New York 10022.

(12)	Includes 168,161 shares of Class A Common Stock issuable upon exercise of warrants. Gregory H. Ekizian is the natural person with voting and investment control over these shares. The address of Gregory H. Ekizian as Trustee for the Gregory H. Ekizian Revocable Trust is 2502 Rocky Point Drive, Suite 500, Tampa, Florida 33607.

(13)	Includes 168,161 shares of Class A Common Stock issuable upon exercise of warrants. The address of Kyle Krueger and Anne Krueger (Joint Tenants by the Entirety) dba Bayshore is P.O. Box 7824, St. Petersburg, Florida 33703.
(14)	Includes 201,794 shares of Class A Common Stock issuable upon exercise of warrants. The address of Michael J. Brown is 11508 Canterbury Circle, Leawood, Kansas 66211.
(15)	Includes 134,529 shares of Class A Common Stock issuable upon exercise of warrants. The address of Joe C. Higday Revocable Trust, Joe C. Higday, TTEE DTD 5/20/04 is 13709 Fontana Lane, Leawood, Kansas 66224.
(16)

Includes 224,215 shares of Class A Common Stock and 168,161 shares of Class A Common Stock issuable upon exercise of warrants. Also includes 112,108 shares of Class A Common Stock and 84,081 shares of Class A Common Stock issuable upon exercise of warrants owned by the J. Shawn Chalmers Revocable Trust UAD 8/13/96. J. Shawn Chalmers is the natural person with voting and investment power over these shares. Also includes 24,000 shares of Class A Common Stock owned by Orion Capital Investments, LLC. The address of Orion Capital Investments, LLC is 705 S. 10th Street, Suite 109, Blue Springs, Missouri 64015, c/o Shawn Chalmers.

(17)

Includes 112,108 shares of Class A Common Stock and 84,081 shares of Class A Common Stock issuable upon exercise of warrants. Also includes 224,215 shares of Class A Common Stock and 168,161 shares of Class A Common Stock issuable upon exercise of warrants owned by Orion Capital Investments, LLC. J. Shawn Chalmers is the natural person with voting and investment power over these shares. Also includes 24,000 shares of Class A Common Stock owned by Orion Capital Investments, LLC. The address of the J. Shawn Chalmers Revocable Trust UAD 8/13/96 is 705 S. 10th Street, Suite 109, Blue Springs, Missouri 64015.

(18)	Includes 168,161 shares of Class A Common Stock issuable upon exercise of warrants. The address of Robert K. Green Trust under Restated Trust Agreement Dated August 7, 2002 is P.O. Box 30386, Kansas City, Missouri 64112.
(19)	Includes 168,161 shares of Class A Common Stock issuable upon exercise of warrants. The address of James H. McCroy is 10975 E. Saguaro Canyon, Scottsdale, Arizona 85255.
(20)	Includes 403,587 shares of Class A Common Stock and 302,690 shares of Class A Common Stock issuable upon exercise of warrants. Based on a Schedule 13D filed by O. Gene Bicknell and Martin C. Bicknell with the Securities and Exchange Commission on January 7, 2007, O. Gene Bicknell and Martin C. Bicknell share voting power and dispositive power with respect to such securities pursuant to a power of attorney granted to Martin C. Bicknell. According to the Schedule 13D, Martin C. Bicknell may be deemed to beneficially own all of the securities owned by the O. Gene Bicknell Revocable Trust. The address of the O. Gene Bicknell Revocable Trust is 7400 College Boulevard, Suite 205, Overland Park, Kansas 66210.
(21)	Includes 44,843 shares of Class A Common Stock and 33,632 shares of Class A Commons Stock issuable upon exercise of warrants. Also includes 403,587 shares of Class A Common Stock and 302,690 shares of Class A Common Stock issuable upon exercise of warrants owned by the O. Gene Bicknell Revocable Trust. Based on a Schedule 13D filed by O. Gene Bicknell and Martin C. Bicknell with the Securities and Exchange Commission on January 7, 2007, O. Gene Bicknell and Martin C. Bicknell share voting power and dispositive power with respect to such securities pursuant to a power of attorney granted to Martin C. Bicknell. According to the Schedule 13D, Martin C. Bicknell may be deemed to beneficially own all of the securities owned by the O. Gene Bicknell Revocable Trust. The address of Martin C. Bicknell is 7400 College Boulevard, Suite 205, Overland Park, Kansas 66210.
(22)	This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of February 2, 2007, or that will become exercisable within 60 days after February 2, 2007.

ADDITIONAL INFORMATION ABOUT SUPER VISION

Compensation of Directors and Executive Officers

How Do We Compensate Our Directors?

Meeting Fees and Expenses	We compensate directors who are not employees of Super Vision with an annual fee of $1,000 for serving on our Board of Directors. In consideration for serving as chairman of the board for 2006, the Company paid Mr. Kingstone $15,000 on the date of the 2006 Annual Stockholders meeting and such additional compensation as was paid to directors who are not employees of Super Vision. For each Board or Committee meeting attended in person, non-employee directors receive $500. For attending the Annual Meeting in person, non-employee directors receive $1,000. For meetings attended via telephone, non-employee directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards	We compensate directors who are not employees of Super Vision with annual grants of options to purchase 4,000 shares of Class A Common Stock for serving on our Board of Directors. The chairperson of the Audit Committee receives an additional annual grant of options to purchase 2,000 shares of Class A Common Stock. The chairperson of the Stock Option Committee, the Strategic Initiatives Committee and the Compensation Committee each receives an additional annual grant of options to purchase 1,000 shares of Class A Common Stock. In addition, each non-employee director receives a one-time grant of options to purchase 6,000 shares of Class A Common Stock when he or she first becomes a member of the Board. The initial options and annual option grants become exercisable in full six months after the date of grant. During fiscal year 2005, pursuant to the 2003 Stock Option Plan, we granted options to purchase 4,000 shares of Class A Common Stock to Edgar Protiva, Anthony Castor, and Fritz Zeck and options to purchase 6,000 shares of Class A Common Stock to Brian McCann and Anthony Nicolosi, all non-employee directors of Super Vision at the time the options were granted. We also granted options to purchase an additional 9,600 shares of our Class A Common Stock to Mr. Castor in connection with re-joining our board of directors. All of the options granted to non-employee directors were granted on May 26, 2005 at an exercise price of $3.90 per share and vested on November 26, 2005. During fiscal year 2006, pursuant to the 2003 Stock Option Plan, we granted options to purchase 4,000 shares of Class A Common Stock to Edgar Protiva and Fritz Zeck, options to purchase 5,000 shares of Class A Common Stock to Anthony Castor and options to purchase 6,000 shares of Class A Common Stock to Brian McCann and Anthony Nicolosi, all non-employee directors of Super Vision at the time the options were granted. All of the options granted to non-employee directors were granted on May 18, 2006 at an exercise price of $2.75 per share and vested on November 18, 2006.

How Do We Compensate Our Executive Officers?

The tables below show salaries and bonuses paid during the last three years and options granted in fiscal year 2006 to our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer. No options were exercised in fiscal year 2006 by the executive officers named below. Super Vision did not have any other executive officers or other employees serving at the end of fiscal year 2006 whose total salary and bonus exceeded $100,000.

Summary Compensation Table

	Annual Compensation			Securities Underlying Options	All other Compensation(1)
	Year	Salary	Bonus
Michael A. Bauer(2)	2006	$179,308	$108	50,000	$19,811
	2005	$120,940	$20,108	40,000	$22,698
	2004	$32,350	$106	40,000	$0
Danilo A. Regalado(3)	2006	$128,654	$25,500	0	$5,583
	2005	$118,962	$5,108	50,000	$9,643
	2004	$113,808	$15,108	0	$0

(1)	All other compensation for Mr. Bauer includes a monthly allowance of $1,000 for automobile and other related expenses, partial reimbursement for health insurance premiums and the vested portion of Super Vision’s 401(k) plan employer match. All other compensation for Mr. Regalado includes the vested portion of Super Vision’s 401(k) plan employer match and unused vacation pay.
(2)	Mr. Bauer was the Vice President of Sales and Marketing of Super Vision from October 2004 until January 1, 2006, when he became the President and Chief Executive Officer of the Company. Mr. Bauer’s annual base salary for 2004 was $120,000.
(3)	Mr. Regalado was the Executive Vice President and Chief Financial Officer of Super Vision until his resignation effective November 22, 2006.

Employment Agreements

On September 9, 2005 (the “Signing Date”), we entered into an employment and non-competition agreement with Michael A. Bauer, as amended by Amendment to Employment Agreement dated as of January 15, 2007 (the employment and non-competition agreement, as amended, the “Employment Agreement”). The Employment Agreement provides that Mr. Bauer shall serve as President and Chief Executive Officer of the Company effective January 1, 2006. The Employment Agreement has an initial term expiring on December 31, 2007, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. From the Signing Date until December 31, 2005, Mr. Bauer continued in his position as Vice President of Sales and Marketing of the Company.

The Employment Agreement provides that Mr. Bauer shall receive a base salary of $180,000 per annum (which base salary may be increased based on Mr. Bauer’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement), performance bonus compensation of up to $190,000 for 2006 and a monthly automobile allowance of $1,000. Mr. Bauer also received a one-time moving allowance of $25,000. The actual performance bonus payment is based upon the Company’s achievement of certain financial and performance objectives.

In addition, subject to Mr. Bauer’s continued employment with the Company on the applicable grant and vesting dates, the Company agreed to grant Mr. Bauer certain options to purchase the Company’s Class A Common Stock (the “Stock Options”). Pursuant to the Employment Agreement, Mr. Bauer received an option to purchase 40,000 shares of the Company’s Class A Common Stock at an exercise price equal to the fair market value of such stock on the Signing Date, which fully vested on the Signing Date. In addition, pursuant to the Employment Agreement, the Company agreed to grant Mr. Bauer (i) an option to purchase 75,000 shares of the Company’s Class A Common Stock on January 1, 2007 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2007 and 50,000 shares on March 31, 2007, provided that the Company achieved certain financial milestones set forth in the Company’s 2006 Board approved operating plan and (ii) an option to purchase 75,000 shares of the Company’s Class A Common Stock on January 1, 2008 at an exercise price equal to the fair market value of such stock on the Signing Date, vesting as to 25,000 shares on January 15, 2008 and 50,000 shares on March 31, 2008, provided that the Company achieves certain financial milestones set forth in the Company’s 2007 Board approved operating plan. If the financial milestones are not achieved by the Company, a percentage of the applicable Stock Option may vest, based on the portion of the milestone that was achieved.

On January 15, 2007, the Company and Mr. Bauer, entered into an amendment (the “Amendment”) to the Employment Agreement. The Amendment reduced the Company’s obligation to grant Mr. Bauer stock options based on achieving certain 2006 financial milestones from 75,000 shares to 25,000 shares. The Amendment also modified certain performance goals for earning bonus compensation to, among other things, recognize Mr. Bauer’s leadership and contribution relating to the Company’s successful equity financing in 2006. The Amendment did not change Mr. Bauer’s total 2006 compensation as set forth in the Employment Agreement, or the percentage of total compensation payable as a bonus upon the Company’s achievement of certain financial and performance objectives.

In the event of termination of Mr. Bauer’s employment by the Company for any reason other than cause or disability, Mr. Bauer shall receive twelve months base salary. The Employment Agreement also contains confidentiality and non-competition provisions.

On October 18, 2005, we entered into an employment and non-competition agreement with Danilo A. Regalado. The Employment Agreement provided that Mr. Regalado shall serve as Executive Vice President and Chief Financial Officer of the Company effective January 1, 2006. The Employment Agreement had an initial term expiring on December 31, 2007, and continued for successive one year increments unless the Employment Agreement was terminated by either party. From the signing date until December 31, 2005, Mr. Regalado continued in his positions as Chief Financial Officer and Chief Operating Officer of the Company.

The Employment Agreement provided that Mr. Regalado receive a base salary of $150,000 per annum (which base salary may be increased based on Mr. Regalado’s annual performance review and shall increase no less than 3% per annum during the initial term of the Employment Agreement) and performance bonus compensation of up to $75,000. The actual performance bonus payment was based upon the Company’s achievement of certain financial and performance objectives.

In addition, the Company granted Mr. Regalado an option to purchase 50,000 shares of the Company’s Class A Common Stock at an exercise price equal to the fair market value of such stock on September 9, 2005 (the “Grant Date”). The stock option became vested as to 10,000 of the shares subject to the option on the Grant Date. Subject in all instances to Mr. Regalado’s continued employment with the Company on the applicable vesting dates, and provided that certain financial milestones set forth in the Company’s 2006 Board approved operating plan are achieved, the Stock Option could vest as to 7,500 shares subject to such option on January 15, 2007 and 12,500 shares on March 31, 2007, and further provided that certain financial milestones set forth in the Company’s 2007 Board approved operating plan are achieved such option could vest as to 7,500 shares subject to such option on January 15, 2008 and 12,500 shares on March 31, 2008. If the financial milestones are not achieved by the Company, a percentage of the Stock Option may vest, based on the portion of the milestone that was achieved.

In the event of termination of Mr. Regalado’s employment by the Company for any reason other than cause or disability, Mr. Regalado shall receive three months base salary, unpaid reimbursable expenses and accrued and unused benefits. The Employment Agreement also contains confidentiality and non-competition provisions.

Mr. Regalado resigned as Executive Vice President and Chief Financial Officer of the Company, effective November 22, 2006. Pursuant to such resignation, the Employment and Non-Competition Agreement, dated as of October 18, 2005, between the Company and Mr. Regalado terminated.

The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify such directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Option Grants in Fiscal Year 2006

The following table provides information on stock options granted under our 2003 stock option plan during fiscal year 2006 to the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
Michael A. Bauer	50,000	78%	$2.20	November 30, 2016
Danilo A. Regalado	0	—	—	—

Aggregate Option Exercises During Fiscal Year 2006 and Year-End Option Values

The following table shows information about the value of unexercised stock options at December 31, 2006 for the executive officers listed below. None of the options held by the executive officers listed in the Summary Compensation Table above were exercised in fiscal year 2006.

	Number of Securities Underlying Unexercised Options at December 31, 2006		Value of Unexercised In- the-Money Options at December 31, 2006(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael A. Bauer	110,000	—	$56,000	—
Danilo A. Regalado	20,000	—	$12,800	—

(1)	The dollar values of any In-the-Money Options is calculated by determining the difference between $3.32 per share, the closing price of our Class A Common Stock on December 29, 2006, and the exercise price of the stock options. “In-the-Money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.

Stock Option Plans

1994 Stock Option Plan

Until September 2003 when, in connection with adopting the 2003 Plan, the Board of Directors determined that no further options would be granted under the 1994 Plan, Super Vision’s employees, officers, directors and consultants or advisers were eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 1994 stock option plan (the “1994 Plan”). The 1994 Plan, which expired in January 2004, was administered by the Stock Option Committee of the Board of Directors. There were 450,000 shares of our Class A common stock reserved for issuance under the 1994 Plan. The purposes of the 1994 Plan was to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who were expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan was consistent with these purposes.

Options granted under the 1994 Plan could be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant. No options could be granted under the plan after January 2004. Options could be granted only to such employees, officers, directors, consultants and advisors as the Committee selected from time to time in its sole discretion, but only employees of Super Vision were eligible to receive incentive options.

An optionee could be granted more than one option under the Plan. The Committee determined, in its discretion (subject to the terms of the 1994 Plan), who would be granted options, the time or times at which options would be granted, the number of shares subject to each option, whether the options were incentive options or non-qualified options, and the manner in which options could be exercised. In making such determination, consideration was given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 1994 Plan.

2003 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options under our 2003 stock option plan (the “2003 Plan”). The 2003 Plan, which expires in September 2013, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 2003 Plan. The purposes of the 2003 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 2003 Plan may be either incentive options or non-qualified options. Incentive options granted under the 2003 Plan are exercisable for a period of up to 10 years from the date of grant. No options can be granted under the plan after September 2013. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 2003 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 2003 Plan.

The 2003 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 2003 Plan, materially increase the benefits under the 2003 Plan, or modify the class of persons eligible to receive options under the 2003 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

Arrangements with Officers and Directors

On November 18, 1999, the Company filed a lawsuit (case number CI-99-9392) (the “Lawsuit”) in the Circuit Court of the 9th Judicial Circuit in and for Orange County Florida against various defendants (the “Wu Defendants”). The Company is also pursuing litigation against certain parties related to the Wu Defendants (the “Related Litigation”). In June 2003, the Court issued an order of final judgment against all parties in the Lawsuit. Pursuant to the final judgment, the Company was awarded $38,405,978 and further awarded an additional amount for legal fees and costs of $834,297. As of the date of entry of the final judgment, these amounts began accruing interest at a rate of six percent per year. As of December 31, 2005, the total amount due including estimated accrued interest was approximately $44 million. The Company believes that the monetary judgment awarded in the Lawsuit, and any amounts that may be awarded in the Related Litigation, will be very difficult and costly to collect, if collectable at all. The Company may not be successful in collecting any amounts awarded in the Lawsuit or that may be awarded in the Related Litigation. The Company has reached an agreement with Mr. Kingstone (the “Participation Agreement”) regarding funding for collection activities in the Lawsuit or Related Litigation (the “Collection Activities”). Mr. Kingstone has the option of providing personal funds (“Kingstone Funds”), or arranging for funds from third parties (“Third Party Funds”), to pursue Collection Activities. As of December 31, 2005, Mr. Kingstone had provided $350,000 in the form of a Letter of Credit, and arranged for $350,000 of Third Party Funds, to further the Collection Activities. The Kingstone Funds and Third Party Funds were subsequently returned after being used for bonding in connection with Collection Activities. Mr. Kingstone has also notified the Company that he has available, on a standby basis, up to an additional $3,000,000 of bonding capacity to pursue further Collection Activities. In consideration for providing Kingstone Funds and/or Third Party Funds for Collection Activities, and pursuant to the transition agreement between the Company and Mr. Kingstone dated September 9th, 2005, the Company has agreed to pay Mr. Kingstone 50% of amounts actually received by the Company from all Collection Activities less all costs and expenses incurred from time to time by the Company in connection with the Lawsuit, the Related Litigation and the Collection Activities, which have not been recovered by the Company. The Participation Agreement will terminate on December 31, 2009.

A settlement of all disputes between Ocean Bank and Great Eastern Bank of Florida (Ocean Bank) and the Company in Related Litigation was reached in October 2006 to the mutual satisfaction of all parties. After costs and expenses, including attorneys’ fees and an expected payment to Mr. Kingstone pursuant to the Participation Agreement of approximately $252,000, Super Vision received a net amount of approximately $237,000 from the proceeds of the settlement in November 2006.

On September 9, 2005, the Company and Brett M. Kingstone, the Company’s then President, Chief Executive Officer and Chairman of the Board, entered into the Transition Agreement. The Transition Agreement provides that upon stepping down from his position as President and Chief Executive Officer of the Company, effective January 1, 2006, Mr. Kingstone will serve as a consultant to the Company. The Transition Agreement provides that on or before January 1, 2006 Mr. Kingstone shall receive $70,000 and payment of unpaid accrued expenses and benefits as of December 31, 2005 (the “Severance Payment”) in complete satisfaction of any severance or other obligation of the Company to Mr. Kingstone under his Employment Agreement with the Company dated January 1, 1994 (the “Existing Employment Agreement”) and $5,000 to assist in the transition to an offsite office.

The Transition Agreement further provides, that for individual consulting projects requiring over 10 hours of time, upon prior approval, Mr. Kingstone will receive a consulting fee of $100.00 per hour. The Transition Agreement authorizes Mr. Kingstone to perform certain consulting services for the Company in the first half of 2006 for total compensation not to exceed $10,000 per month. The Transition Agreement provides that Mr. Kingstone’s consulting relationship with the Company may be terminated at any time at either party’s option. Subject to re-election by the Company’s stockholders and board of directors, Mr. Kingstone will remain as Chairman of the Board of Directors of the Company for 2006. In consideration for serving as chair for 2006, the Company will pay Mr. Kingstone $15,000 on the date of the 2006 annual stockholders meeting and such additional compensation as is paid to all outside directors of the Company.

The Transition Agreement also provides that in consideration of the Severance Payment, Mr. Kingstone will continue to work toward collecting the judgment awarded to the Company in a lawsuit filed by the Company against various defendants in the Circuit Court in and for Orange County Florida (case number CI-99-9392) and any sums that can be obtained by the Company in certain related litigation. The Transition Agreement amends the Contingent Proceeds Participation Agreement between the Company and Mr. Kingstone dated September 19, 2003 by, among other things, increasing the percentage of net proceeds received by the Company from such litigation that is payable to Mr. Kingstone from 25% to 50% in consideration of Mr. Kingstone’s continuing collection activities relating to such lawsuits.

The Transition Agreement further provides that the Company shall (i) transfer ownership to Mr. Kingstone of his Company laptop computer; (ii) grant Mr. Kingstone a fully vested stock option to purchase 60,000 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Termination Agreement and (iii) subject to shareholder approval, grant to Mr. Kingstone a fully vested warrant to purchase 289,187 shares of the Company’s Class A common stock at an exercise price equal to the fair market value of such shares on the date of the Transition Agreement.

The Transition Agreement also provides that Mr. Kingstone shall enter into a non-competition, confidential information and invention assignment agreement with the Company. Except as set forth herein, the Transition Agreement supersedes all prior employment agreements between the Company and Mr. Kingstone including the Existing Employment Agreement, which terminated effective December 31, 2005.

On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our Chairman of the Board and former President and Chief Executive Officer, for approximately 70,000 square feet of warehouse and office space. We began occupying this facility in August 1997. The lease term expires in June 2012. Rental payments for the year ended December 31, 2006 were $623,041. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered into the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties.

On November 30, 2006, Super Vision International entered into a new five year operating lease agreement with EastGroup Properties, L.P. The Company will lease approximately 34,000 square feet of office, distribution and light manufacturing space in Orlando, Florida for its new manufacturing facility. In connection with executing the lease for the Company’s new facility, on November 29, 2006, the Company entered into a lease termination agreement with Max King Realty, Inc. (“Max King Realty”), a company controlled Brett M. Kingstone, the Company’s chairman of the board, to terminate the capital lease with Max King Realty for the Company’s existing facility. Max King Realty was willing to accommodate the Company’s desire to terminate its obligations under the lease for its current facility by terminating the lease, repaying the third party indebtedness secured by the premises and selling the premises to an unrelated third party.

In connection with accommodating the Company’s request for early termination of the lease of its existing facility, Max King Realty incurred a prepayment penalty to a third party lender for the early repayment of the indebtedness secured by the leased premises in an amount equal to approximately $333,000. The Company has agreed to pay Max King Realty the amount of the prepayment penalty by delivery of an unsecured promissory note bearing interest at a rate of 7.5% per annum. Interest and principal under the promissory note is payable upon the earlier to occur of: (i) five years from the date of the promissory note, (ii) a change in control of the Company (as such term is defined in the promissory note), (iii) the receipt by the Company of net cash proceeds in excess of $2 million from the sale of the Company’s equity securities in a single transaction or a series of related transactions, or (iv) the receipt by the Company of net cash proceeds in excess of $500,000 from (x) a final judgment against various defendants (the “Wu Defendants”) in a lawsuit (case number CI-99-9392) filed by the Company on November 18, 1999 in the Circuit Court of the 9th Judicial Circuit in and for Orange County Florida (the “Wu Lawsuit”), (y) litigation the Company is pursuing against certain parties related to the Wu Defendants, including certain of the Wu Defendant’s bankers, lawyers and accountants (the “Related Litigation”), or (z) litigation between the Company and Color Kinetics Incorporated. Max King Realty was paid $332,846 on January 9, 2007, as payment in full of the promissory note.

By order of the Board of Directors,

Michael A. Bauer
President and Chief Executive Officer

February , 2007

APPENDIX A

SHAREHOLDER AGREEMENT AND PROXY

THIS SHAREHOLDER AGREEMENT AND PROXY (this “Agreement”) is made and entered into as of the 30th day of November, 2006, by and between Super Vision International, Inc., a Delaware corporation (the “Company”), and the Kingstone Family Limited Partnership II (“Shareholder”), the holder of all of the issued and outstanding shares of Class B common stock of the Company. The Company and Shareholder are later in this Agreement sometimes referred to individually as a “Party” or collectively as the “Parties.”

BACKGROUND

This Agreement is entered into with reference to the following facts, objectives, and definitions:

A. The Company has entered into an agreement (the “Agreement”) with Great American Investors, Inc. (“GAI”). Pursuant to the Agreement, GAI is to serve as the Company’s exclusive placement agent in arranging, on a best efforts basis, a minimum of $5,000,000 and a maximum of $9,000,000 of financing for the Company in the form of equity or equity-linked securities substantially upon the terms and conditions set forth in the Company’s Confidential Private Placement Memorandum dated November 30, 2006 (the “Financing”).

B. Shareholder owns all of the issued and outstanding shares of Class B common stock of the Company (the “Shares”) and desires to facilitate the consummation of the Financing, and for such purpose Shareholder has agreed (i) to vote all of the Shares to approve the Financing, any actions which are a condition to the Financing and with respect to all things necessary, advisable, or proper to consummate the Financing and make effective the transactions contemplated thereby, (ii) to grant Michael A. Bauer or his designee an irrevocable proxy to exercise the voting power of Shareholder with respect to the Shares, and (iii) to exchange all of the Class B Shares for shares of Class A common stock of the Company at a ratio of 1.25 shares of Class A common stock issued for each one Share of Class B common stock, all as provided in this Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions contained in this Agreement, the Parties represent, warrant, and agree as follows:

AGREEMENT

1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants that (i) Shareholder is the holder, free and clear of all liens and encumbrances, of 483,264 shares of the Class B common stock of the Company, all of which are subject to this Agreement and are referred to in this Agreement as the “Shares,” (ii) Shareholder has full power and authority to make, enter into, and carry out the terms of this Agreement; and (iii) the execution, delivery, and performance of this Agreement by Shareholder will not violate any other agreement to which Shareholder is a party, including, without limitation, any voting agreement, shareholder agreement, or voting trust.

2. GRANT OF LIMITED IRREVOCABLE PROXY. Shareholder hereby irrevocably appoints Michael A. Bauer (“Bauer”) or any designee of Bauer the lawful agent, attorney-in-fact, and proxy of Shareholder, during the term of this Agreement solely and for the limited purpose of voting the Shares (or signing a written consent of shareholders) in favor of the Financing, any actions which are a necessary condition to the Financing and with respect to all things necessary, advisable, or proper to consummate the Financing and make effective the transactions contemplated thereby, including without limitation, any vote solely for purposes of NASD Marketplace Rules. This proxy is irrevocable and coupled with an interest and Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Shares. Shareholder shall not hereafter, unless and until this Agreement terminates, purport to vote (or execute a consent with respect to) any of the Shares (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any of the Shares relating to the approval of the Financing, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement, or understanding with any person, directly or indirectly, to vote, grant any proxy, or give instructions with respect to the voting of any of the Shares relating to the Financing. Shareholder shall retain at all times the right to vote the Shares in Shareholder’s sole discretion on all matters other than those set forth in this Paragraph 2 that are presented for a vote to the Shareholders of the Company generally.

3. AGREEMENT TO VOTE THE SHARES. In the event that Bauer or his designee is unable to exercise the power and authority granted in Paragraph 2 for any reason, at Bauer’s written request Shareholder shall vote all of the Shares (i) in favor of the Financing, provided the Financing provides gross proceeds to the Company of at least $5,000,000 and not more than $9,000,000 substantially upon the terms and conditions set forth in the Company’s Confidential Private Placement Memorandum dated November 30, 2006, (ii) to take any actions which are a condition to the Financing and with respect to all things necessary, advisable, or proper to consummate the Financing and make effective the transactions contemplated thereby, including without limitation, any vote solely for purposes of NASD Marketplace Rules, (iii) vote the Shares against any action or agreement that would impede, interfere with, delay, postpone, or attempt to discourage the Financing and (iv) as otherwise necessary or appropriate to enable the Company to consummate the transactions contemplated by the Financing. In connection with any such vote, the Company shall provide Shareholder with confidential copies of all materials and analysis in possession of the Company related to the Financing as may be requested by Shareholder.

4. MANNER OF VOTING. The Shares may be voted pursuant to this Agreement in person, by proxy, by written consent, or in any other manner permitted by applicable law.

5. NO OTHER VOTING AGREEMENTS OR VOTING TRUSTS. Shareholder represents, warrants, and covenants that (i) Shareholder is not a party to any voting agreement (other than this Agreement), voting trust, or other agreement for voting control or other like agreement involving any of the Shares and (ii) during the term of this Agreement, Shareholder will not become a party to any such agreement or trust.

6. EXCHANGE OF SHARES. Upon consummation of the Financing, Shareholder agrees to promptly upon request of the Company exchange all of the Shares for shares of Class A common stock of the Company at a ratio of 1.25 shares of Class A common stock issued for each one Share of Class B common stock (the “Exchange”).

7. TRANSFER AND ENCUMBRANCE. Shareholder agrees to tender the Shares in the Exchange. Shareholder shall not otherwise transfer, sell, offer, pledge, or otherwise dispose of or encumber any of the Shares during the period commencing on the date of this Agreement and ending on the date this Agreement is terminated.

8. ADJUSTMENTS TO PREVENT DILUTION. In the event of a stock dividend or distribution, or any change in the Class B common stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, or the exchange of shares, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

9. NO THIRD-PARTY BENEFICIARY RIGHTS. Except for Bauer’s rights as the proxy of the Shareholder, no provision of this Agreement is intended to nor shall it be interpreted to provide or create any third-party beneficiary rights or any other rights of any kind in any person or entity who is not a Party and all provisions of this Agreement are personal to and solely between the Parties.

10. FURTHER ASSURANCES. Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, or documents as any other Party shall reasonably request from time to time in order to carry out the intent and purposes of this Agreement. No Party shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to such Party as set forth in this Agreement, and each Party shall promptly do all acts and take all measures as may be appropriate or necessary to enable such Party to perform, as early as practicable, the obligations required to be performed by such Party under this Agreement.

11. INJUNCTIVE RELIEF. The Parties acknowledge that it is impossible to measure in money the damages that will accrue to one or more of them by reason of the failure of either of them to abide by the provisions of this Agreement, that every such provision is material, and that in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Therefore, if any Party shall institute any action or proceeding to enforce the provisions of this Agreement, in addition to any other relief, the court in such action or proceeding may grant injunctive relief against any Party found to be in breach or violation of this Agreement, as well as or in addition to any remedies at law or damages, and such Party waives the claim or defense in any such action or proceeding that the Party bringing such action has an adequate remedy at law, and such Party shall not argue or assert in any such action or proceeding the claim or defense that such remedy at law exists. No Party shall seek and each Party shall waive any requirement for, the securing or posting of a bond in connection with the other Party seeking or obtaining such equitable relief.

12. COURT MODIFICATION. Should any portion of this Agreement be declared by a court of competent jurisdiction to be unreasonable, unenforceable, or void for any reason or reasons, the involved court shall modify the applicable provision(s) of this Agreement so as to be reasonable or as is otherwise necessary to make this Agreement enforceable and valid and to protect the interests of the Parties intended to be protected by this Agreement to the maximum extent possible.

13 FACSIMILE TRANSMISSION AND COUNTERPARTS. This Agreement may be executed by facsimile transmission and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

14. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with one acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Paragraph 14 and properly addressed as follows:

If to the Company to:

Super Vision International, Inc.

8210 Presidents Drive

Orlando, Florida 32809

Telephone: (407) 857-9900

Facsimile: (407) 857-0050

Attention: Michael A. Bauer, Chief Executive Officer

With a copy to:

Suzan A. Abramson, Esquire

Akerman Senterfitt

420 South Orange Avenue

Orlando, Florida 32801

Telephone: 407-419-8410

Facsimile: 407-843-6610

If to Shareholder:

Kingstone Family Limited Partnership II

With a copy to:

Michael E. Marder, Esquire

Greenspoon Marder, P.A.

201 East Pine Street, Suite 500

Orlando, Florida 32801

Telephone: 407-425-6559

Facsimile: 407-563-9653

or to such other address or addresses as a Party to this Agreement may indicate to the other Party in the manner provided for in this Paragraph 14. Notices given by mail and notices given by overnight courier shall be deemed effective and complete upon delivery; notices by facsimile transmission shall be deemed effective upon receipt, unless receipt thereof shall be disputed in which case receipt shall be deemed effective as of the effective date of the follow-up notice called for by this Paragraph 14 with respect to such facsimile transmitted notice; and notices delivered personally shall be deemed effective and complete at the time of the delivery of the notice and the obtaining of a signed receipt for the notice, unless a Party shall refuse to provide a signed receipt, in which case the notice shall be effective upon the completion of personal delivery of the notice in such a way as to insure the ability to evidence such personal delivery.

15. OTHER AGREEMENTS.

(a) This Agreement supersedes all prior agreements or understandings of the Parties on the subject matter of this Agreement. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as set forth in this Agreement. This Agreement (i) shall not be modified by any oral agreement, either express or implied, and all amendments or modifications of this Agreement shall be in writing and signed by all of the Parties, and (ii) shall be binding on and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns, if any.

(b) None of the rights, duties, or obligations under this Agreement of any Party may be assigned, delegated, or transferred expressly, by operation of law, merger, or otherwise, without the prior written consent of the other Party.

(c) The paragraph headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms of this Agreement.

(d) Should any Party be in default under or breach of any of the covenants or agreements contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or nonprevailing Party shall pay all costs and expenses, including reasonable attorneys’ fees, of the other Party that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.

(e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws.

(f) This Agreement and the Proxy granted pursuant to this Agreement shall terminate upon the first to occur of the following events:

(i)	the successful consummation of the Exchange;

(ii)	the written agreement of both of the Parties to terminate this Agreement; or

(iii)	February 15, 2007.

(g) Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

(h) The Background paragraphs are by this reference incorporated into and made a part of this Agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement on or as of the date of this Agreement.

SUPER VISION INTERNATIONAL, INC.,
a Delaware Corporation

By:	/s/ Michael A. Bauer
Michael A. Bauer, Chief Executive Officer

SHAREHOLDER:

Kingstone Family Limited Partnership II

By:	/s/ Brett M. Kingstone
Brett M. Kingstone, General Partner